Exhibit 10.1

ALTIMMUNE, INC.

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (the “Agreement”) is dated as of the 17th day of June, 2019 ( the “Effective Date”), by and between Altimmune, Inc., a Delaware corporation (“Altimmune” or “Company”), having a place of business at 910 Clopper Road, Gaithersburg, Maryland 20878 and Sybil Tasker, doing business as Tropical and Infectious Disease Resources, LLC, based at 24 Falls Lane #5, PO Box 629, Jackson NH 03846 (“Consultant”).

1.Transition Period.  Consultant confirms that Consultant has resigned Consultant’s employment from Company without Good Reason under the Employment Agreement (defined below), and that such resignation shall be effective as of the Employment End Date (as defined below). If Consultant enters into and complies with this Agreement, Consultant will continue to be employed until June 30, 2019, unless Consultant resigns or Consultant is terminated by Company for Cause (as defined in Consultant’s Employment Agreement between Consultant and Company dated April 4, 2016 (the “Employment Agreement”)) prior to that date.  Consultant’s last day of employment, whether it is June 30, 2019 or an earlier date, shall be referred to as the “Employment End Date.”  The time period between the date of this Agreement and the Employment End Date shall be referred to as the “Employment Transition Period.”  During the Employment Transition Period, Consultant will (i) continue to provide Consultant’s existing services to Company; and (ii) provide such other services as the Chief Executive Officer (the “CEO”) or the CEO’s designee request.  Consultant shall continue to receive Consultant’s current salary and benefits as a regular employee during the Employment Transition Period except Consultant will not accrue any vacation during the Employment Transition Period.  Consultant’s existing equity rights shall remain subject to the applicable Stock Option Agreement and Company’s 2017 Omnibus Incentive Plan (the “Equity Documents”) in all respects.  Consultant’s benefits will cease on the Employment End Date, provided that if Consultant elects and remains eligible for COBRA Consultant may continue Consultant’s group benefits during the applicable COBRA period at Consultant’s own sole expense, subject to COBRA’s requirements.

2.Engagement of Services.  Provided Consultant does not resign and is not terminated by Company for Cause prior to the Employment End Date (in either such case, an “Early Employment Termination”), after the Employment End Date and until this Agreement is terminated as provided herein (such period, the “Consulting Period”), Consultant shall serve as a consultant of Company.  During the Consulting Period, Consultant hereby agrees to provide consulting services to Altimmune on an as needed basis to provide review and analysis in areas of their expertise to support clinical operations, program development, grants, contracts and other areas as mutually agreed. Consultant recognizes that Altimmune is engaged in a continuous program of research, development, production, and commercialization of vaccines and other therapies, and that, as part of Consultant’s assistance to Altimmune pursuant to this Agreement, Consultant may, and indeed Altimmune hopes will, make innovative contributions and inventions of value to Altimmune.

Exhibit 10.1

3.Compensation; Timing.  In consideration for the consulting services provided during the Consulting Period, Altimmune will compensate Consultant with the following:

a. Consulting Fee. An hourly “Consulting Fee” of three hundred Dollars per hour ($300/hour), for each hour of service provided.  Subject to the terms in Paragraph 9, Altimmune agrees to pay Consultant in fifty-hour increments on July 1, 2019, August 1, 2019, September 1, 2019, October 1,2019, November 1, 2019, and December 1, 2019.  If Consultant exceeds fifty hours in any of the six months, Consultant shall invoice Company for services rendered on a monthly basis and such invoice will be paid within thirty (30) days after receipt by the Company. Notwithstanding the foregoing, (i) the Consulting Fee shall not exceed twenty thousand dollars per month without prior written approval; and (ii) if Company disputes any invoice under Paragraph 3(a) or 3(b) in good faith, the parties agree to work promptly in good faith to resolve any such dispute, and during such time the deadline for payment of the invoice shall be extended.

b. Expense Reimbursement.  Altimmune will reimburse Consultant’s reasonable travel and other out-of-pocket expenses incurred by Consultant from time to time at Altimmune’s request.  Any expenses in excess of one-hundred dollars ($100) must be pre-approved by Altimmune.  Consultant will be reimbursed for such expenses no later than thirty (30) days after Altimmune’s receipt of Consultant’s invoice, provided that reimbursement for expenses may be delayed until such time as Consultant has furnished such documentation for authorized expenses as Altimmune may reasonably request.

4.Independent Contractor Relationship.  Consultant’s relationship with Altimmune is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits which Altimmune may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is not authorized to make any representation, contract or commitment on behalf of Altimmune unless specifically requested or authorized in writing to do so by Altimmune’s President & CEO. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Altimmune for the payment of any social security, federal, state or any other employee payroll taxes. Altimmune will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

5.Intellectual Property Rights.

5.1Disclosure and Assignment of Innovations:

(a)Innovations; Altimmune Innovations.  “Innovations” includes processes, machines, compositions of matter, improvements, inventions (whether or not

Exhibit 10.1

protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes, without limitation, all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. “Altimmune Innovations” are Innovations that Consultant, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Consultant’s work for Altimmune under this Agreement.

(b)Disclosure of Ownership of Altimmune Innovations.  Consultant agrees to make and maintain adequate and current records of all Altimmune Innovations, which records shall be and remain the property of Altimmune. Consultant agrees to promptly disclose to Altimmune every Altimmune Innovation. Consultant hereby does and will assign to Altimmune or Altimmune’s designee, Consultant’s entire worldwide right, title and interest in and to all Altimmune Innovations and all associated records and intellectual property rights.

(c)Assistance.  Consultant agrees to execute, upon Altimmune’s request, a signed transfer of Altimmune Innovations to Altimmune in the form attached as EXHIBIT A for each of Altimmune’s Innovations, including, but not limited to, computer programs, notes, sketches, drawings and reports. Consultant agrees to assist Altimmune in any reasonable manner to obtain, perfect and enforce, for Altimmune’s benefit, Altimmune’s rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of Altimmune’s Innovations. Consultant agrees to execute, when requested, for each of Altimmune’s Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such Altimmune Innovation, (ii) documentation (including, without limitation, assignments) to permit Altimmune to obtain, perfect and enforce Altimmune’s right, title and interest in and to such Altimmune Innovation, and (iii) any other lawful documents deemed necessary by Altimmune to carry out the purpose of this Agreement. If called upon to render assistance under this paragraph, Consultant will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Altimmune. In the event that Altimmune is unable for any reason to secure Consultant’s signature to any document is required to execute under this Paragraph 5.1(c), Consultant hereby irrevocably designates and appoints Altimmune and Altimmune’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and in Consultant’s behalf and instead of Consultant, to execute such document with the same legal force and effect as if executed by Consultant.

5.2Confidential Information.

Exhibit 10.1

(a)Definition of Confidential Information.  “Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed product and services of Altimmune, Altimmune’s suppliers and customers, and includes, without limitation, Altimmune Innovations, Altimmune Property, and Altimmune’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

(b)Nondisclosure and Nonuse Obligations.  Except as permitted in this paragraph, Consultant shall neither use nor disclose the Confidential Information. Consultant may use the Confidential Information solely to perform the consulting services bargained in this Agreement for the benefit of Altimmune. Consultant agrees that Consultant shall treat all Confidential Information of Altimmune with the same degree of care as Consultant accords to Consultant’s own Confidential Information, but in no case less than reasonable care.  Consultant agrees not to communicate any information to Altimmune in violation of the proprietary rights of any third party. Consultant will immediately give notice to Altimmune of any unauthorized use or disclosure of the Confidential Information. Consultant agrees to assist Altimmune in remedying any such unauthorized use or disclosure of the Confidential Information.

(c)Exclusion from Nondisclosure and Nonuse Obligations.  Consultant’s obligations under Paragraph 5.2(b) (“Nondisclosure and Nonuse Obligations”) with respect to any portion of the Confidential Information shall not apply to any such portion which Consultant can demonstrate: (a) was in the public domain at or subsequent to the time such portion was communicated to Consultant by Altimmune through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Consultant by Altimmune; or (c) was developed by Consultant independently of and without reference to any information communicated to Consultant by Altimmune. A disclosure of Confidential Information by Consultant, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant shall provide prompt prior written notice thereof to Altimmune to enable Altimmune to seek a protective order or otherwise prevent such disclosure.

5.3Ownership and Return of Altimmune Property.  All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other

Exhibit 10.1

tangible media of expression) furnished to Consultant by Altimmune, whether delivered to Consultant by Altimmune or made by Consultant in the course of performing the consulting services bargained for in this Agreement (collectively, the “Altimmune Property”) are the sole and exclusive property of Altimmune or Altimmune’s suppliers or customers, and Consultant hereby does and will assign to Altimmune all rights, title and interest Consultant may have or acquire in Altimmune’s Property. Consultant agrees to keep all Altimmune Property at Consultant’s premises unless otherwise permitted in writing by Altimmune. At Altimmune’s request, and no later than five (5) days after such request, Consultant shall destroy or deliver to Altimmune, at Altimmune’s option, (a) all Altimmune Property, (b) all tangible media of expression in Consultant’s possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Consultant’s compliance with Consultant’s obligations under this sentence.

5.4Observance of Altimmune Rules.  At all times while on Altimmune’s premises, Consultant will observe Altimmune’s rules and regulations with respect to conduct, health and safety and protection of persons and property.

5.5Protected Disclosures and Other Protected Actions; Defend Trade Secrets Act Notice.  Nothing contained in this Agreement limits Consultant’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”).  In addition, nothing contained in this Agreement limits Consultant’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Consultant’s ability to provide documents or other information, without notice to Company, nor does anything contained in this Agreement apply to truthful testimony in litigation.  If Consultant files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Consultant’s behalf, or if any other third party pursues any claim on Consultant’s behalf, Consultant waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right Consultant may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.  Consultant understand that pursuant to the Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

6.Preserved Obligations.

6.1Sections 7, 11 and 12 of the Employment Agreement, including the six month post-employment noncompetition and employee and customer nonsolicitation provisions

Exhibit 10.1

contained therein (the “Preserved Obligations”) shall remain in full effect in accordance with their terms and are incorporated by reference herein. With respect to this Paragraph 6 (“Preserved Obligations”), Paragraph 8 (“No Conflicts of Interest”), and Paragraph 10 (“Noninterference with Business”), in the event Consultant is solicited to be engaged or employed, or seeks to be engaged or employed, by a person or entity that is or may be a competitor or pose a conflict of interest with Altimmune (in any such case, a “Potential Conflict”), Consultant shall disclose such Potential Conflict in writing to the CEO.  If Consultant requests the CEO to engage in such Potential Conflict, the CEO may approve or deny such request in the CEO’s discretion, provided that the CEO’s approval shall not be withheld unreasonably or in bad faith.

6.2Consistent with Section 6(f) of Consultant’s Employment Agreement, Consultant shall be deemed to have resigned, as of the Employment End Date, from and with respect to all positions Consultant then holds as an officer, director or employee with Company and/or any of its affiliates.

7.Nondisparagement.  Consultant agrees not to make any oral or written disparaging statements (including through social media) concerning Company or any of its affiliates or current or former officers, directors, shareholders, employees or agents.  Consultant further agrees not to take any actions or conduct herself in any way that would reasonably be expected to affect adversely the reputation or goodwill of Company or any of its affiliates or any of its current or former officers, members, directors, shareholders, employees or agents.  These non-disparagement obligations shall not in any way affect Consultant’s obligation to testify truthfully in any legal proceeding

8.No Conflict of Interest.  During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with Consultant’s obligations, or the scope of service rendered for Altimmune, under this Agreement. Consultant warrants that, to the best of Consultant’s knowledge, there is no other contract or duty on Consultant’s part which conflicts with or is inconsistent with this Agreement.

9.	Term and Termination.

9.1Term.  This Agreement is effective as of the Effective Date and will terminate on December 31, 2019, unless earlier terminated in accordance with the Agreement’s terms. The Agreement may be extended by mutual agreement in writing.

9.2Termination by Altimmune.  This Agreement shall terminate upon any Early Employment Termination.  In addition, Altimmune may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Altimmune’s delivery to Consultant of written notice of termination. Altimmune also may terminate this Agreement (i) immediately upon Consultant’s breach of Paragraph 5 (“Intellectual Property Rights”), 6

Exhibit 10.1

(“Preserved Obligations”), 7 (“Nondisparagement”), 8 (“No Conflict of Interest”) or 10 (“Noninterference with Business”), or (ii) thirty (30) days after Altimmune’s delivery to Consultant of written notice of Consultant’s material breach of any other provision or obligation owed by Consultant under this Agreement which is not cured within such thirty (30) day period. In the event of termination of this Agreement, Consultant will refund Altimmune for the excess of the hours paid (Paragraph 3.a.) less the actual hours incurred by Consultant multiplied by the hourly rate of $300.

9.3Termination by Consultant.  Consultant may terminate this Agreement without cause at any time, with termination effective fifteen (15) days after Consultant’s delivery to Altimmune of written notice of termination, provided that any such termination during the Employment Transition Period shall constitute an Early Employment Termination. Consultant also may terminate this Agreement for material breach by Altimmune if Altimmune has not cured the breach within thirty (30) days of receiving written notice from Consultant. In the event of termination by Consultant, Consultant will refund Altimmune for the excess of the hours paid (Paragraph 3.a.) less the actual hours incurred by Consultant multiplied by the hourly rate of $300.

9.4Survival.  The definitions contained in this Agreement and the rights and obligations contained in Paragraphs 5 (“Intellectual Property Rights”) 6 (“Preserved Obligations”), 7 (“Nondisparagement”), 10 (“Noninterference with Business”) and 11 (“General Provisions”), will survive any termination or expiration of this Agreement in accordance with their terms.

10.Noninterference with Business.  During this Agreement, and for a period of one (1) year immediately following this Agreement’s termination or expiration, Consultant agrees not to compete with the business of Altimmune in any manner, solicit any of Altimmune’s customers to terminate or reduce their relationship with Altimmune, or solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with Altimmune.

11.General Provisions.

11.1Successors and Assigns.  Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without Altimmune’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Altimmune’s successors and assigns, and will be binding on Consultant’s assignees.

11.2Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic

Exhibit 10.1

transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

11.3Governing Law.  This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Maryland.

11.4Severability.  If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provisions, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

11.5Waiver; Amendment; Modification.  No term or provision hereof will be considered waived by Altimmune, and no breach excused by Altimmune, unless such waiver or consent is in writing signed by Altimmune. The waiver by Altimmune of, or consent by Altimmune to, a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Consultant. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

11.6Injunctive Relief for Breach.  Consultant’s obligations under this Agreement are of a unique character that gives them particular value; Consultant’s breach of any of such obligations will result in irreparable and continuing damage to Altimmune for which there will be no adequate remedy at law; and, in the event of such breach, Altimmune will be entitled to injunctive relief and/or a decree for specific performance, and such other or further relief as may be proper (including monetary damages if appropriate).

11.7Entire Agreement.  This Agreement (which, to avoid doubt, includes the Preserved Obligations) and the Equity Documents constitute the entire agreement between the parties relating to this subject matter and supersede all prior or contemporaneous oral or written agreements concerning such subject matter, including without limitation the Employment Agreement. The terms of this Agreement will govern all services undertaken by Consultant for Altimmune.

12.No Additional Compensation and Benefits.  Company shall pay Consultant the Accrued Obligations, as defined in the Employment Agreement.  Other than the Accrued Obligations, Consultant acknowledges and agrees that Consultant is not entitled to any other compensation or benefits in connection with Consultant’s employment by Company, including without limitation any severance or incentive compensation, except for such compensation and benefits as are expressly provided in Paragraph 1 with respect to the Employment Transition Period.  To avoid doubt, the foregoing sentence does not apply to any compensation (including

Exhibit 10.1

equity compensation) granted to Consultant in connection with Consultant’s consulting relationship with Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALTIMMUNE, INC.

By:/s/ Will Brown

Will Brown, Chief Financial Officer

CONSULTANT

By:/s/ Sybil Tasker

Sybil Tasker

Exhibit 10.1

EXHIBIT A

ASSIGNMENT OF ALTIMMUNE INNOVATIONS

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to ALTIMMUNE, INC. (“Altimmune”), and Altimmune’s successors and assigns, and Altimmune accepts such sale, assignment and transfer of all rights, title and interest of CONSULTANT, vested and contingent, in and to Altimmune’s Innovations, and all associated intellectual property rights (including, without limitation, patent, copyright, moral right, mask-work, and trade secret rights), which were conceived, reduced to practice, created, derived, developed or made during the course of the services performed under the Consulting Agreement between Altimmune and Consultant dated as of 201_.  Such Altimmune Innovations are more particularly identified in Schedule 1 hereto.

Executed as of 201_.

ALTIMMUNE, INC.

By:

Will Brown, Chief Financial Officer

Consultant

By:

Sybil Tasker

Exhibit 10.1

SCHEDULE 1

ASSIGNMENT OF ALTIMMUNE INNOVATIONS